Registration No. 33- ____________

As filed with the Securities and Exchange Commission on March __, 1994

==============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           ------------------------

                                   FORM S-8
                         REGISTRATION STATEMENT <F1>
                                    Under
                          THE SECURITIES ACT OF 1933
                           -----------------------

                         BRISTOL-MYERS SQUIBB COMPANY
              (Exact name of issuer as specified in its charter)



             Delaware                                22-0790350
     (State of Incorporation)           (I.R.S. Employer Identification No.)
                               345 Park Avenue
                           New York, New York 10154
                                (212) 546-4000
        (Address and telephone number of principal executive offices)


                         BRISTOL-MYERS SQUIBB COMPANY
                            1983 STOCK OPTION PLAN
               (AS AMENDED AND RESTATED AS OF JANUARY 1, 1993)
                             (Full title of Plan)
                       -------------------------------

              Rodolphe Hamel, Vice President and General Counsel
                         Bristol-Myers Squibb Company
                               345 Park Avenue
                           New York, New York 10154
                                (212) 546-4000
          (Name, address and telephone number of agent for service)
                         ----------------------------

                                  Copies to:
                     Winthrop, Stimson, Putnam & Roberts
                            One Battery Park Plaza
                        New York, New York 10004-1490
                                (212) 858-1000
                      Attention:  Susan P. Serota, Esq.
                         ---------------------------

                       CALCULATION OF REGISTRATION FEE

                                                        Proposed Maximum     Proposed Maximum
                                       Amount to be     Offering Price Per   Aggregate Offering  Amount of Registration
 Title of Securities to be Registered  Registered       Share<F2>            Price<F2>           Fee <F2>


 Common Stock, par value $.10 per      15,000,000       $54.9375             $824,062,500        $284,161.4
 share . . . . . . . . . . . . . . .

- ------------------------------

<F1> This Registration Statement also pertains to Rights to Purchase shares of Series A Participating Preferred Stock of the Registrant (the "Rights"). Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for Bristol-Myers Squibb Company Common Stock and will be transferred along with and only with such securities. Thereafter, separate Rights certificates will be issued representing one Right for each share of Bristol-Myers Squibb Company Common Stock held subject to adjustment pursuant to anti-dilution provisions.
<F2> Pursuant to Rule 457(h) and Rule 457(c), the maximum offering price per share and the registration fee are based on the reported average of the high and low prices for Bristol-Myers Squibb Company Common Stock on the New York Stock Exchange on March 10, 1994.

===========================================================================

                                    PART I

              INFORMATION REQUIRED IN A SECTION 10(a) PROSPECTUS

Item 1.  Plan Information
Item 2.  Registrant Information and Employee Plan Annual Information



                                   PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents which have heretofore been filed by Bristol-Myers Squibb Company (the "Company") (File No. 1-1136) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992.

          2. The Company's Reports on Form 8-K dated June 2, 1993 and June 4, 1993.

          3. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1993, June 30, 1993, and September 30, 1993.

          4. The description of the Company's Common Stock contained in a Registration Statement filed under the 1934 Act, including any amendment or report filed for the purpose of updating such description.

          5. The description of the Company's Rights contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12(b) of the 1934 Act on December 10, 1987, as amended by an amendment on Form 8 dated July 27, 1989.

     All documents, filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

          See Item 3.

Item 5.  Interests of Named Experts and Counsel.

     The legality of the Common Stock offered pursuant to the Registration Statement has been passed upon for the Company by Rodolphe Hamel, Vice President and General Counsel of the Company, 345 Park Avenue, New York, New York 10154. Mr. Hamel owns, and has options to purchase, common stock of the Company.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation - a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's by laws, disinterested director vote, stockholder vote, agreement or otherwise.

     Under the terms of the Company's Bylaws and subject to the applicable provisions of the laws of the State of Delaware, the Company has indemnified each of its directors and officers, and any employee of the Company who, at the Company's request, has served as a director or officer of another corporation in which the Company owns capital or of which it is a creditor, against expenses incurred or paid in connection with any claim made against such director or officer or any actual or threatened action, suit or proceeding in which such director or officer may be involved by reason of being or having been a director or officer of the Company, or of serving or having served at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action taken or not taken by such director or officer in such capacity, and against the amount or amounts paid by such director or officer in settlement of any such claim, action, suit or proceeding or any judgment or order entered therein.

     Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Company, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The Restated Certificate of Incorporation of the Company eliminates the liability of directors to the extent permitted by the DGCL.

     The Company carries directors' and officers' liability insurance that covers certain liabilities and expenses of the Company's directors and officers.


Item 7.  Exemption from Registration Claimed.

          Not applicable.

Item 8.  Exhibits.

   Exhibit Number                  Description
   --------------                  -----------

     4(a) - Restated Certificate of Incorporation of Bristol-Myers Squibb Company (filed as Exhibit 4(a) to the Registrant's
               Registration Statement on Form S-3, Registration No. 33-33682, dated March 7, 1990).<f*>

     4(b) - Bylaws of the Registrant, as amended through February 3, 1993, (filed as Exhibit 3b to the Registrant's Annual Report on Form 10-K, File No. 1-1136, for the fiscal year ended December 31, 1992.)<f*>

     4(c) - Rights Agreement dated as of December 4, 1987, between the Registrant and Rights Agent named therein, as amended (filed as Exhibit 1 to the Registrant's Registration Statement on Form 8-A, File No. 1-1136, dated December 7, 1987),<f*> as amended by Amendment No. 1 (filed as Exhibit 1 to the Registrant's Form 8; File No. 1-1136, dated July 27,
               1989).<f*>

     5    -    Opinion of the Registrant's General Counsel as to the legality of securities offered under Bristol-Myers Squibb Company 1983
               Stock Option Plan (As Amended and Restated as of January 1,
               1993).

     23(a)     -    Consent of Independent Accountants, Price Waterhouse.

     23(b)     -    Consent of Counsel (contained in the Opinion of the
                    Registrant's General Counsel, Exhibit 5 hereto.)

     24   -    Certified resolutions of the Board of Directors of Bristol-
               Myers Squibb Company and related Power of Attorney.

- ------------------------------
[FN]
<f*>  Incorporated by reference

  Exhibit Number
  --------------

     99   -    Bristol-Myers Squibb Company 1983 Stock Option Plan (as
               amended and restated as of January 1, 1993) as amended through September 14, 1993.


Item 9.  Undertakings.

     (1)  The undersigned Registrant hereby undertakes:

          (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, representa fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs are contained in periodic reports filed by the Registrant pursuant to Section 13(a) or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the issuer's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

     (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   EXPERTS

     The financial statements incorporated in the Prospectus constituting part of this Registration Statement by reference to the Annual Report on Form 10-K of Bristol-Myers Squibb Company for the year ended December 31, 1992, have been so incorporated in reliance on the report of Price Waterhouse, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and the State of New York, on the 16th day of March, 1994.

                              BRISTOL-MYERS SQUIBB COMPANY


                              By:                *
                                 ---------------------------------------
                                       (Charles A. Heimbold, Jr.,
                                  President, Chief Executive Officer
                                             and Director)

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons in the capacities indicated and on the 16th day of March, 1994.

Signature                          Title
_________                          _____


           *                       President, Chief Executive Officer and
- --------------------------         Director
(Charles A. Heimbold, Jr.)         (Principal Executive Officer)

            *                       Executive Vice President, Chief Financial
- --------------------------         Officer and Director (Principal Financial
 (Michael E. Autera)               Officer)

                                   Corporate Staff Vice President and
- --------------------------         Controller (Principal Accounting Officer)
(Frederick S. Schiff)

           *                       Chairman of the Board of Directors
- --------------------------
(Richard L. Gelb)

           *                       Director
- --------------------------
(Robert E. Allen)

           *                       Director
- --------------------------
(Ellen V. Futter)

           *                       Director
- --------------------------
(Louis V. Gerstner, Jr.)

           *                       Director
- --------------------------
(John D. Macomber)

           *                       Director
- --------------------------
(Alexander Rich, M.D.)

           *                       Director
- --------------------------
(James D. Robinson III)

           *                       Director
- --------------------------
(Andrew C. Sigler)

           *                       Director
- --------------------------
(Lewis W. Sullivan, M.D.)

* The undersigned, by signing her name hereto, does hereby sign this registration statement or amendment thereto on behalf of each of the above-indicated directors or officers of Bristol-Myers Squibb Company pursuant to powers of attorney executed by each such director or officer.


/s/ Pamela D. Kasa
- ----------------------------------
(Pamela D. Kasa, Attorney-in-fact)

                                                     Registration No. 33-





                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549



                          -------------------------




                                   EXHIBITS

                                  filed with

                                   Form S-8

                            Registration Statement

                                    Under

                          The Securities Act of 1933



                          -------------------------




             Bristol-Myers Squibb Company 1983 Stock Option Plan
               (as Amended and Restated as of January 1, 1993)
                             (Full title of Plan)


                         BRISTOL-MYERS SQUIBB COMPANY
              (Exact name of Issuer as specified in its charter)

                         Bristol-Myers Squibb Company

                          -------------------------

                                Exhibit Index


Exhibit                                                             Sequential
Number                           Description                       Page Number
- -------                          -----------                      -----------

4(a)      Restated Certificate of Incorporation of Bristol-Myers
          Squibb Company (filed as Exhibit 4(a) to the Registrant's Registration Statement on Form S-3, Registration No. 33-
          33682, dated March 7, 1990).                                    *

4(b)      Bylaws of the Registrant, as amended through February 3,
          1993, (filed as Exhibit 3b to the Registrant's Annual
          Report on Form 10-K, File No. 1-1136, for the fiscal year
          ended December 31, 1992.)                                       *


4(c)      Rights Agreement dated as of December 4, 1987, between
          the Registrant and the Rights Agent named therein, as
          amended (filed as Exhibit 1 to the Registrant's
          Registration Statement on Form 8-A, File No. 1-1136,
          dated December 7, 1987), as amended by Amendment No. 1
          (filed as Exhibit 1 to the Registrant's Form 8, File No.
          1-1136, dated July 27, 1989).                                   *

5 Opinion of the Registrant's General Counsel as to the legality of securities offered under Bristol-Myers Squibb Company 1983 Stock Option Plan (As Amended and Restated as of January 1, 1993).

23(a)     Consent of Independent Accountants, Price Waterhouse.

23(b) Consent of Counsel (contained with the Opinion of the Registrant's General Counsel, Exhibit 5 hereto.)



- -----------------------------------
*  Incorporated by reference.

                         Bristol-Myers Squibb Company

                         ----------------------------

                           Exhibit Index, continued

Exhibit                                                             Sequential
Number                           Description                       Page Number
- -------                          -----------                      -----------

24 Certified resolutions of the Board of Directors of Bristol-Myers Squibb Company and related Power of
          Attorney.

99 Bristol-Myers Squibb Company 1983 Stock Option Plan (as amended and restated as of January 1, 1993) as amended through September 14, 1993.


                                      3